MASSELLA & ASSOCIATES, CPA, PLLC
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



January 17, 2006


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

To whom it may concern:

We have read the statements made by Strikeforce Technologies, Inc. (Commission File No. 333-122113) which we understand will be filed with the Commission, pursuant to Item 4.01, as part of the Company's Form 8-K/A report dated January 3, 2006. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,



/s/ Massella & Associates, CPA, PLLC
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Massella & Associates, CPA, PLLC